UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 23, 2008

S.Y. BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky (State or other jurisdiction of incorporation or organization)	1-13661 (Commission File Number)	61-1137529 (I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

            On April 23, 2008, S.Y. Bancorp, Inc. (the "Company") held its 2008 Annual Meeting of Shareholders (the "Annual Meeting"), at which the Company's shareholders voted in favor of an amendment to the Company's Articles of Incorporation to declassify the Company's Board of Directors.  Article IX of the Company's Articles of Incorporation was amended to provide for the annual election of directors.  At the Annual Meeting, all directors were then elected for one year terms.  Shareholders also voted in favor of additional amendments to Article IX of the Company's Articles of Incorporation to delete references to cumulative voting in connection with removal of directors and to specify that the existing 66 2/3% shareholder voting requirement to alter, amend or repeal any provision of Article IX will hereafter apply only to the provisions of Article IX regarding removal of directors.  Amended and Restated Articles of Incorporation incorporating the amendments to Article IX approved by shareholders at the Annual Meeting were filed with the Kentucky Secretary of State on April 23, 2008, and were effective as of filing.  The full text of the Company's Amended and Restated Articles of Incorporation as filed on April 23, 2008, is filed as Exhibit 3.1 to this report.

            In connection with the amendments to the Articles of Incorporation, on April 23, 2008, the Board of Directors of the Company voted to amend Sections 4.01, 4.03 and 4.04 of the Company's Bylaws to provide for the declassification of the Board of Directors.  The amended Bylaws are filed as Exhibit 3.2 to this report.

Item 9.01  Financial Statements and Exhibits.

            (d)        Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of S.Y. Bancorp, Inc.
3.2	Amended Bylaws of S.Y. Bancorp, Inc.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   April 28, 2008

S.Y. BANCORP, INC.

By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice President, Treasurer and Chief Financial Officer